                                                                    Exhibit 99.5

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 29 day of August, 1997, by and among AMERICAN BUSINESS INFORMATION, INC., a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Agent for the Lenders.

                             STATEMENT OF PURPOSE
                             --------------------

          The Borrower, the Lenders party thereto (the "Original Lenders") and the Agent entered into the Credit Agreement dated as of February 14, 1997 (the "Original Credit Agreement") pursuant to which the Original Lenders agreed to extend certain Extensions of Credit to the Borrower as more particularly described therein.

          The Borrower has entered into the Agreement of Sale (the "Acquisition Agreement") dated as of July __, 1997 between the Borrower and Acxiom Corporation (the "Seller") pursuant to which the Borrower has agreed to purchase certain assets of Pro CD, Inc., a Subsidiary of the Seller (the "Acquisition").

          The Borrower, the Lenders and the Agent now desire to amend and restate the Original Credit Agreement in its entirety in order to, among other things, increase the Aggregate Commitment to $100,000,000; permit the Acquisition; and amend the limitations on Tangible Net Worth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.1 Definitions. The following terms when used in this
                      -----------
Agreement shall have the meanings assigned to them below:

          "Acquisition" shall have the meaning assigned thereto in the Statement
           -----------
of Purpose hereof.

          "Acquisition Agreement" shall have the meaning assigned thereto in the
           ---------------------
Statement of Purpose hereof.

          "Affiliate" means, with respect to any Person, any other Person (other
           ---------
than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Agent" means First Union in its capacity as Agent hereunder, and any
           -----
successor thereto appointed pursuant to Section 12.9.

          "Agent's Office" means the office of the Agent specified in or
           --------------
determined in accordance with the provisions of Section 13.1.

          "Aggregate Commitment" means the aggregate amount of the Lenders'
           --------------------
Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million and No/100 Dollars ($100,000,000).

          "Agreement" means this Credit Agreement, as amended, amended and
           ---------
restated, modified or supplemented from time to time.

          "Application" means an application, in the form specified by the
           -----------
Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Applicable Law" means all applicable provisions of constitutions,
           --------------
statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

          "Applicable Margin" shall have the meaning assigned thereto in Section
           -----------------
4.1(c).

          "Assignment and Acceptance" shall have the meaning assigned thereto in
           -------------------------
Section 13.10.

          "Available Commitment" means, as to any Lender at any time, an amount
           --------------------
equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Extensions of Credit.

          "Base Rate" means, at any time, the higher of (a) the Prime Rate or
           ---------
(b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

          "Base Rate Loan" means any Loan bearing interest at a rate based upon
           --------------
the Base Rate as provided in Section 4.1(a).

          "Borrower" means American Business Information, Inc., in its capacity
           --------
as borrower hereunder.

          "Business Day" means (a) for all purposes other than as set forth in
           ------------
clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, New York, New York and Omaha, Nebraska, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Lease" means, with respect to the Borrower and its
           -------------
Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

          "Change in Control" shall have the meaning assigned thereto in Section
           -----------------
11.1(h).

          "Closing Date" means the date of this Agreement.
           ------------

          "Code" means the Internal Revenue Code of 1986, and the rules and
           ----
regulations thereunder, each as amended or supplemented from time to time.

          "Commitment" means, as to any Lender, the obligation of such Lender to
           ----------
make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or
        ----------
from time to time pursuant to the terms hereof.

          "Commitment Fee Rate" shall have the meaning assigned thereto in
           -------------------
Section 4.3.

          "Commitment Percentage" means, as to any Lender at any time, the ratio
           ---------------------
of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

          "Consolidated" means, when used with reference to financial statements
           ------------
or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

          "Contingent Obligation" means, with respect to the Borrower and its
           ---------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for
--------
collection or deposit in the ordinary course of business. The amount of any Contingent Obligations shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof determined by the Borrower in good faith.

          "Credit Facility" means the collective reference to the Revolving
           ---------------
Credit Facility and the L/C Facility.

          "DBA" means DBA Holdings, Inc., a New Jersey corporation.
           ---

          "DBA Acquisition Agreement" means the Agreement and Plan of
           -------------------------
Reorganization dated as of February 14, 1997 by and among the Borrower; Info USA, Inc. (the "Merger Sub"); DBA Holdings, Inc. ("DBA"); Paul Goldner; Mark Goldner and Helene Hordes, as Trustees of the Paul A. Goldner Retained Annuity Trust; and Trustees of the Database America Companies Retirement Trust.

          "DBA Acquisition and Merger" means the merger of DBA with and into the
           --------------------------
Merger Sub and the exchange of all of the outstanding common stock of DBA for a combination of cash and common stock in the Borrower, pursuant to the terms and conditions of the DBA Acquisition Agreement.

          "Debt" means, with respect to any Person and its Subsidiaries at any
           ----
date, the sum, without duplication, of the following calculated in accordance with GAAP: (a) all indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business and paid in accordance with standard business practices in the ordinary course of business, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, (g) all contractual obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person and (h) all termination payments which are due and payable by any such Person pursuant to Hedging Agreements. The amount of any Contingent Obligations or other Debt of unspecified amount shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof determined by the Borrower in good faith. Debt shall exclude any liability or obligation described above to the extent the Borrower or any of its Subsidiaries has placed funds in an escrow account to cover such liability or obligation, pursuant to an escrow agreement with terms and conditions satisfactory to the Agent.

          "Default" means any of the events specified in Section 11.1  which
           -------
with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

          "Disclosure Letter" means the Disclosure Letter of even date from the
           -----------------
Borrower to the Agent and the Lenders setting forth certain information required pursuant to Article VI hereof.

          "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
           --------------
currency of the United States.

          "EBITDA" means, with respect to the Borrower and its Subsidiaries for
           ------
any period, the sum of (a) Net Income for such period, plus (b) the sum of the
                                                       ----
following to the extent deducted in the determination of Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets) and (iv) the after tax effect of any and all charges related to the Employment Termination Agreements referred to in the DBA Acquisition Agreement and the "bonus pool" payments made in connection with the DBA Acquisition and Merger (which payments shall be in an amount not to exceed $21,500,000), less (c) any items of gain
                                                  ----
which were included in determining Net Income and were not realized in the ordinary course of business, all determined for such period on a Consolidated basis in accordance with GAAP.

          "Eligible Assignee" means, with respect to any assignment of the
           -----------------
rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Agent.

          "Employee Benefit Plan" means any employee benefit plan within the
           ---------------------
meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Environmental Laws" means any and all federal, state and local laws,
           ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
the rules and regulations thereunder, each as amended or modified from time to time.

          "ERISA Affiliate" means any Person who together with the Borrower is
           ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

          "Eurodollar Reserve Requirements" means, for any day, the percentage
           -------------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

          "Event of Default" means any of the events specified in Section 11.1;
           ----------------
provided, that any requirement for passage of time, giving of notice, or any
--------
other condition, has been satisfied.

          "Extensions of Credit" means, as to any Lender at any time, an amount
           --------------------
equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

           "FDIC" means the Federal Deposit Insurance Corporation, or any
            ----
successor thereto.

          "Federal Funds Rate" means, the rate per annum (rounded upwards, if
           ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

           "First Union" means First Union National Bank, a national banking
            -----------
association, and its successors.

           "Fiscal Year" means the fiscal year of the Borrower and its
            -----------
Subsidiaries ending on December 31.

           "GAAP" means generally accepted accounting principles, as recognized
            ----
by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

          "Governmental Approvals" means all authorizations, consents,
           ----------------------
approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

          "Governmental Authority" means any nation, province, state or
           ----------------------
political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Materials" means any substances or materials (a) which are
           -------------------
or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

          "Hedging Agreement" means any agreement with respect to an interest
           -----------------
rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, modified or supplemented from time to time.

          "Interest Expense" means, with respect to the Borrower and its
           ----------------
Subsidiaries for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis in accordance with GAAP.

           "Interest Period" shall have the meaning assigned thereto in Section
            ---------------
4.1(b).

           "Issuing Lender" means First Union, in its capacity as issuer of any
            --------------
Letter of Credit, or any successor thereto.

           "L/C Commitment" means Five Million and No/100 Dollars ($5,000,000).
            --------------

           "L/C Facility" means the letter of credit facility established
            ------------
pursuant to Article III hereof.

           "L/C Obligations" means at any time, an amount equal to the sum of
            ---------------
(a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

           "L/C Participants" means the collective reference to all the Lenders
            ----------------
other than the Issuing Lender.

           "Lender" means each Person executing this Agreement as a Lender set
            ------
forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

           "Lending Office" means, with respect to any Lender, the office of
            --------------
such Lender maintaining such Lender's Commitment Percentage of the Loans.

           "Letters of Credit" shall have the meaning assigned thereto in
            -----------------
Section 3.1(a).

           "Leverage Ratio" means the ratio calculated pursuant to Section 9.1
            --------------
hereof.

           "LIBOR Rate" means the rate for deposits in Dollars for a period
            ----------
equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). In the event that such rate does not appear on Telerate Page 3750, the rate shall be determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which Dollars in the amount of $5,000,000 would be offered to the Agent at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

           "LIBOR Rate Loan" means any Loan bearing interest at a rate based
            ---------------
upon the LIBOR Rate as provided in Section 4.1(a).

           "Lien" means, with respect to any asset, any mortgage, lien, pledge,
            ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

           "Loan" means any revolving loan made to the Borrower pursuant to
            ----
Section 2.1, and all such Loans collectively as the context requires.

           "Loan Documents" means, collectively, this Agreement, the Disclosure
            --------------
Letter, the Notes, the Subsidiary Guaranty, any Hedging Agreement executed between the Borrower and any Lender and each other document, instrument and agreement executed and delivered by the Borrower or its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, amended and restated, modified or supplemented from time to time.

           "Material Adverse Effect" means, with respect to the Borrower and its
            -----------------------
Subsidiaries, taken as a whole, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents or

Material Contracts, in each case to which it is a party.

           "Material Contract" means (a) any contract or other agreement,
            -----------------
written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

           "Material Subsidiary" means any Subsidiary of the Borrower, which
            -------------------
Subsidiary has, on an actual or pro forma basis, (a) revenues at least equal to
                                --- -----
five percent (5%) of the Consolidated revenues of the Borrower and its Subsidiaries, calculated for the period of four (4) fiscal quarters ending on or immediately prior to any date of determination or (b) assets with a fair saleable value at least equal to five percent (5%) of the fair saleable value of the Consolidated assets of the Borrower and its Subsidiaries.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

           "Net Income" means, with respect to the Borrower and its Subsidiaries
            ----------
for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, that
                                                                 --------
there shall be excluded from net income (or loss) the income (or loss) of any Person (other than a Wholly-Owned Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution.

           "Notes" means the separate Amended and Restated Revolving Credit
            -----
Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any
            ---------
amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

           "Notice of Account Designation" shall have the meaning assigned
            -----------------------------
thereto in Section 5.2(f)(i).

           "Notice of Borrowing" shall have the meaning assigned thereto in
            -------------------
Section 2.2(a).

           "Notice of Conversion/Continuation" shall have the meaning assigned
            ---------------------------------
thereto in Section 4.2.

          "Notice of Prepayment" shall have the meaning assigned thereto
           --------------------
in Section 2.3(c).

           "Obligations" means, in each case, whether now in existence or
            -----------
hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Agent under any Hedging Agreement permitted pursuant to
Section 10.1 and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Agent under or in respect of this Agreement, any Letter of Credit or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

           "Officer's Compliance Certificate" shall have the meaning assigned
            --------------------------------
thereto in Section 7.2.

           "Other Taxes" shall have the meaning assigned thereto in Section
            -----------
4.11(b).

           "PBGC" means the Pension Benefit Guaranty Corporation or any
            ----
successor agency.

           "Pension Plan" means any Employee Benefit Plan, other than a
            ------------
Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

           "Person" means an individual, corporation, partnership, limited
            ------
liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

           "Prime Rate" means, at any time, the rate of interest per annum
            ----------
publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

           "Register" shall have the meaning assigned thereto in Section
            --------

13.10(d).

           "Reimbursement Obligation" means the obligation of the Borrower to
            ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

           "Required Lenders" means, at any date, any combination of holders of
            ----------------
at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

           "Revolving Credit Facility" means the revolving credit facility
            -------------------------
established pursuant to Article II hereof.

           "Solvent" means, as to the Borrower and its Subsidiaries on a
            -------
particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

           "Subsidiary" means as to any Person, any corporation, partnership or
            ----------
other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

           "Subsidiary Guaranty" means the Amended and Restated Unconditional
            -------------------
Guaranty Agreement of even date executed by the Subsidiary Guarantors in favor of the Agent, for the benefit of itself and the Lenders, substantially in the form of Exhibit H, as amended, amended and restated, modified or supplemented
        ---------
from time to time.

           "Subsidiary Guarantors" means American Business Information
            ---------------------
Marketing, Inc., a Delaware corporation; CD Rom Technologies, Inc., a Delaware corporation; Contacts Influential, Inc., a Delaware corporation; County Data Corp., a Vermont corporation; Info USA,

Inc., a Delaware corporation; and any additional Subsidiaries of the Borrower who become party to the Subsidiary Guaranty pursuant to the requirements of
Section 8.11.

     "Tangible Net Worth" means, with respect to the Borrower and its
      ------------------
Subsidiaries at any date, Consolidated stockholders' equity minus Consolidated
                                                            -----
intangible assets, including, without limitation, goodwill, all calculated in accordance with GAAP.

     "Taxes" shall have the meaning assigned thereto in Section 4.11(a).
      -----

     "Termination Date" means the earliest of the dates referred to in Section
      ----------------
2.6.

     "Termination Event" means: (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "UCC" means the Uniform Commercial Code as in effect in the State of North
      ---
Carolina.

     "Uniform Customs" the Uniform Customs and Practice for Documentary Credits
      ---------------
(1994 Revision), International Chamber of Commerce Publication No. 500.

     "United States" means the United States of America.
      -------------

     "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the
      ------------
shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     SECTION 1.2   General.  Unless otherwise specified, a reference in this
                   -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3  Other Definitions and Provisions.
                  --------------------------------

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all
         ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous.  The words "hereof", "herein" and "hereunder" and
         -------------
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                 ARTICLE II

                           REVOLVING CREDIT FACILITY
                           -------------------------

     SECTION 2.1  Revolving Credit Loans. Subject to the terms and conditions of
                  ----------------------
this Agreement, each Lender severally agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; ; provided, that (a)
                                                            --------
the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the L/C Obligations and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

     SECTION 2.2  Procedure for Advances of Loans.
                  -------------------------------

     (a) Requests for Borrowing. The Borrower shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of
                                                    ---------
Borrowing") not later than 11:00 a.m.

(Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Agent shall promptly notify the Lenders of each Notice of Borrowing.

    (b) Disbursement of Loans.  Not later than 2:00 p.m. (Charlotte time)
        ---------------------
on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this
Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Agent from time to time. Subject to Section 4.7 hereof, the Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this
Section 2.2 to the extent that any Lender has not made available to the Agent its Commitment Percentage of such Loan.

     SECTION 2.3  Repayment of Loans.
                  ------------------

     (a) Repayment on Termination Date. The Borrower shall repay the outstanding
         -----------------------------
principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

     (b) Mandatory Repayment of Excess Loans. If at any time the outstanding
         -----------------------------------
principal amount of all Loans exceeds the Aggregate Commitment less the L/C Obligations, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, the Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     (c) Optional Repayments. The Borrower may at any time and from time to time
         -------------------
repay the Loans, in whole or in part, upon prior written notice, which notice shall be irrevocable, not later than 11:00 a.m. (Charlotte time) at least three
(3) Business Days prior to the repayment of any LIBOR Rate Loan and one (1) Business Day prior to the repayment of any Base Rate Loan, in the form attached hereto as Exhibit C (a "Notice of Prepayment") specifying the date and amount of repayment
---------
and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to
Section 4.9 hereof.

     (d) Limitation on Repayment of LIBOR Rate Loans.  The Borrower may not
         -------------------------------------------
repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     SECTION 2.4  Revolving Credit Notes. Each Lender's Loans and the obligation
                  ----------------------
of the Borrower to repay such Loans shall be evidenced by a Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.5  Permanent Reduction of the Aggregate Commitment. The Borrower
                  -----------------------------------------------
shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $5,000,000 or any whole multiple thereof. Each such permanent reduction shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     SECTION 2.6  Termination of Credit Facility. The Credit Facility shall
                  ------------------------------
terminate on the earliest of (a) February 14, 2000, (b) the date of reduction of the Aggregate Commitment to zero by the Borrower pursuant to Section 2.5, and
(c) the date of termination by the Agent on behalf of the Lenders pursuant to
Section 11.2(a); provided, that not earlier than the one hundred and twentieth
                 --------
(120th) day and not later than the ninetieth (90th) day prior to the first anniversary and the second anniversary, respectively, of the Closing Date (the "Extension Date"), the Borrower may, by written notice (an "Extension Request") given to the Agent, request that the date set forth in clause (a) above be extended to February 14, 2001. The Agent shall promptly advise each Lender of its receipt of any Extension Request and furnish each Lender with a copy thereof. Each Lender may, in its sole discretion, consent to the requested extension by giving written notice thereof to the Agent not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date which is thirty (30) days after receipt of the Extension Request. No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.6. Failure on the part of any Lender to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Lender. The requested extension shall not be granted unless 100% of the Lenders shall have consented in writing to such extension. In the event that the Agent determines, in its sole and absolute discretion, to approve the requested extension, the Agent shall use its best efforts to assist the Borrower in obtaining the approval of 100% of the Lenders; provided, that the Agent shall incur no liability whatsoever for the
         --------
failure of any Lender to approve such extension.

     SECTION 2.7  Use of Proceeds. The Borrower shall use the proceeds of the
                  ---------------
Loans (a) to finance a portion of the costs of the Acquisition and (b) for working capital and general corporate requirements of the Borrower and its Subsidiaries (including acquisitions and investments permitted pursuant to Section 10.4 (a) through (d) hereof), including the payment of certain fees and expenses incurred in connection with the transactions.


                                 ARTICLE III

                           LETTER OF CREDIT FACILITY
                           -------------------------

     SECTION 3.1  L/C Commitment. Subject to the terms and conditions hereof,
                  --------------
the Issuing Lender, in reliance on the
agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to
                --------
issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may
                 -------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

     SECTION 3.3  Commissions and Other Charges.
                  -----------------------------

     (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) a per annum fee equal to the Applicable Margin in effect with respect to LIBOR Rate Loans as set forth in Section 4.1(c) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter of the Borrower and on the Termination Date. The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and L/C Participants all commissions received by the Agent in accordance with their respective Commitment Percentages.

     (b) The Borrower shall pay to the Issuing Lender a fronting fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter of the Borrower as long as such Letter of Credit is outstanding.

     (c) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4  L/C Participations.
                  ------------------

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing

Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of
(i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment
--- ----                --------
received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          SECTION 3.5  Reimbursement Obligation of the Borrower.  The Borrower
                       -----------------------------------------
agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full (including without limitation as a result of the extension of a Base Rate Loan pursuant to the following sentence) at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

          SECTION 3.6  Obligations Absolute. The Borrower's obligations under
                       ---------------------
this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          SECTION 3.7  Effect of Application. To the extent that any provision
                       ----------------------
of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                  ARTICLE IV

                            GENERAL LOAN PROVISIONS
                            -----------------------

          SECTION 4.1  Interest.
                       ---------

          (a) Interest Rate Options.  Subject to the provisions of this
              ---------------------
Section 4.1, at the election of the Borrower, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate, plus, in each case, the Applicable Margin as set forth below;
            ----
provided, that the LIBOR Rate shall not be available at any time prior to the
--------
third Business Day after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

          (b) Interest Periods.  In connection with each LIBOR Rate Loan, the
              ----------------
Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months; provided, that until the completion of the syndication of the Credit
            --------
Facility on terms and conditions reasonably satisfactory to the Agent, the Borrower shall only be permitted to select Interest Periods of one (1) month; provided further, that:
-------- -------

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a
              --------
day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv)  no Interest Period shall extend beyond the Termination Date; and

          (v) there shall be no more than seven (7) Interest Periods outstanding at any time.

          (c) Applicable Margin.  The Applicable Margin provided for in
              -----------------
Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall for each fiscal quarter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate (or, with respect to the Closing Date, the Financial Condition Certificate delivered pursuant to Section 5.2(d)(ii)) as follows:

                                           Applicable Margin Per Annum
          Leverage Ratio                   Base Rate +    LIBOR Rate +
          --------------                   ---------------------------
          Greater than or equal
          to 2.00 to 1.00                     0.00%          0.625%

          Greater than or equal
          to 1.00 to 1.00 but less
          than 2.00 to 1.00                   0.00%          0.500%

          Less than 1.00 to 1.00              0.00%          0.375%

Adjustments, if any, in the Applicable Margin shall be made by the Agent on the tenth (10th) Business Day after receipt by the Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. Subject to
Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

          (d) Default Rate.  Upon the occurrence and during the continuance of
              ------------
an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate

Loans; provided, that with respect to subclauses (ii) and (iii), such rates
       --------
shall not be applicable upon the occurrence and during the continuance of an Event of Default set forth in Sections 11.1 (c) through (m) until the Agent, with the consent or at the request of the Required Lenders, shall have provided notice to the Borrower. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

          (e) Interest Payment and Computation.  Interest on each Base Rate Loan
              --------------------------------
shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1997. Interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year (or, with respect to the Base Rate, a 365/366-day year) and assessed for the actual number of days elapsed.

          (f) Maximum Rate.  In no contingency or event whatsoever shall the
              ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

          SECTION 4.2  Notice and Manner of Conversion or Continuation of Loans.
                       ---------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Agent irrevocable prior written notice in the form attached as Exhibit D (a
                                                                   ---------
"Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period thereof, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.


          SECTION 4.3  Fees.
                       -----

          (a) Commitment Fee.  The Borrower shall pay to the Agent, for the
              --------------
account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the commitment fee rate set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Aggregate Commitment (for the purposes hereof, the Aggregate Commitment shall be deemed used to the extent of any issued Letters of Credit). The Commitment Fee Rate shall be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate (or, with respect to the Closing Date, the Financial Condition Certificate delivered pursuant to Section 5.2(d)(ii)) as follows:

          Leverage Ratio                 Commitment Fee Rate
          --------------                 -------------------
          Greater than or equal
          to 2.00 to 1.00                    0.25%

          Greater than or equal
          to 1.00 to 1.00 but less
          than 2.00 to 1.00                  0.20%

          Less than 1.00 to 1.00             0.15%

Adjustments, if any, in the Commitment Fee Rate shall be made by the Agent on the tenth (10th) Business Day after receipt by the Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Commitment Fee Rate shall be the highest Commitment Fee Rate set forth above until the delivery of such financial statements and certificate. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1997, and on the Termination Date. Such commitment fee shall be distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.
--- ----

          (b) Agent's and Other Fees.  In order to compensate the Agent for
              ----------------------
structuring and syndicating the Loans and for its obligations and responsibilities hereunder, the Borrower agrees to pay to the Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Agent dated August 8, 1997.

          SECTION 4.4  Manner of Payment.  Each payment by the Borrower on
                       ------------------
account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Agent at the Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment
             --- ----
Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such
                                                       --- ----
payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Agent of Agent's fees or expenses shall be made for the account of the Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Agent for the account of the applicable Lender.

          SECTION 4.5  Crediting of Payments and Proceeds. In the event that
                       -----------------------------------
the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender permitted pursuant to Section 10.1 (pro rata in accordance with all such
                                    --- ----
amounts due), then to the principal amount of the Notes and Reimbursement Obligation and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

          SECTION 4.6  Adjustments.  If any Lender (a "Benefitted Lender") shall
                       ------------
at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all
                                                         --------
or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          SECTION 4.7  Nature of Obligations of Lenders Regarding Extensions of
                       --------------------------------------------------------
Credit; Assumption by the Agent.  The obligations of the Lenders under this
--------------------------------
Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period as determined by the Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days after such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 4.8  Changed Circumstances.
                  ---------------------

     (a)  Circumstances Affecting LIBOR Rate Availability.  If with respect to
          -----------------------------------------------
any Interest Period the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b)  Laws Affecting LIBOR Rate Availability. If, after the date hereof, the
          --------------------------------------
introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c)  Increased Costs.  If, after the date hereof, the introduction of, or
          ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

         (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

         (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any such reserve included in the definition of Eurodollar Reserve Requirement), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within thirty (30) days after such notice by the Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Agent shall incur no
                                 --------
liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

     (d) Eurodollar Reserve Requirements.  In the event that any Lender shall
         -------------------------------
determine at any time that by reason of Regulation D, such Lender is required to maintain Eurodollar Reserve Requirements during any period that it has any LIBOR Rate Loans outstanding, then such Lender shall promptly notify the Borrower by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts reasonably determined by the Lender to be required to indemnify such Lender against the cost of maintaining such Eurodollar Reserve Requirements (such written notice to provide a computation of such additional amounts) and the Borrower shall, within thirty (30) days after such notice, pay to such Lender such specified amounts as additional interest. A certificate of such Lender setting forth the basis for determining such amount or amounts shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.9  Indemnity.  The Borrower hereby indemnifies each of the
                  ---------
Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of

Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.10  Capital Requirements. If either (a) the introduction of, or
                   --------------------
any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within thirty (30) days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.11  Taxes.
                   -----

         (a)   Payments Free and Clear.  Any and all payments by the Borrower
               -----------------------
hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Agent (as the case may
be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b)   Stamp and Other Taxes. In addition, the Borrower shall pay any
               ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c)   Indemnity. The Borrower shall indemnify each Lender and the Agent
               ---------
for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. In the event the Borrower believes that any such Taxes or Other Taxes were incorrectly or illegally asserted, the Agent and each of the Lenders hereby agrees to take reasonable steps to assist the Borrower in asserting a claim against the applicable Governmental Authority for such Taxes or Other Taxes. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d)   Evidence of Payment. Within thirty (30) days after the date of
               -------------------
any payment of Taxes or Other Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e)   Delivery of Tax Forms.  Each Lender organized under the laws of a
               ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the

Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f)   Survival. Without prejudice to the survival of any other
               --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.12  Affected Lenders.   If (a) any Lender requests compensation
                   ----------------
pursuant to Section 4.8(c), 4.8(d), 4.10 or 4.11, (b) the obligation of the Lenders to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.8(a) or (b) due to an event affecting any Lender or (c) any Lender shall deny the request of the Borrower to extend the Termination Date pursuant to the provisions of Section 2.6, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee selected by the Borrower, subject to and in accordance with the provisions of Section 13.10(b), for a purchase price equal to the aggregate principal balance of Extensions of Credit then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees and any other amounts owing to the Affected Lender hereunder. The Agent shall cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agent be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense (including with respect to the assignment fee required pursuant to Section 13.10(b)(v)), and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders.

     SECTION 4.13  Similarly Situated Loans.   In no event shall any Lender be
                   ------------------------
entitled to any compensation or other amounts under Sections 4.8 through 4.11 to the extent such Lender was compensated for such cost under another of such Sections. In calculating or demanding compensation or other amounts due under Sections 4.8 and 4.10, each Lender agrees that it shall use its best efforts to treat its Loans under this Agreement in the same manner as it generally treats all similarly situated loans then outstanding from such Lender to other borrowers.



                                 ARTICLE V

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     SECTION 5.1  Closing.  The closing shall take place at the offices of
                  -------
Borrower on August 29, 1997, or at such other place or on such other date as the parties hereto shall mutually agree.

     SECTION 5.2  Conditions to Closing and Initial Extensions of Credit. The
                  ------------------------------------------------------
obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

          (a) Executed Loan Documents.  This Agreement, the Notes and the
              -----------------------
Subsidiary Guaranty shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Agent.

          (b) Closing Certificates; etc.
              -------------------------

             (i)   Officers's Certificate of the Borrower.  The Agent shall have
                   --------------------------------------
received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

             (ii)  Certificate of Secretary of the Borrower and each Subsidiary
                   ------------------------------------------------------------
Guarantor.  The Agent shall have received a certificate of the secretary or
---------
assistant secretary of the Borrower and each Subsidiary Guarantor certifying that the articles of incorporation and bylaws of the Borrower or such Subsidiary Guarantor, as applicable, delivered to the Agent on February 14, 1997 have not been repealed, revoked, rescinded or amended in any respect; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary Guarantor, as applicable, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and, with respect to the Borrower, the borrowings contemplated hereunder; and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as applicable, executing Loan Documents to which it is a party.

             (iii) Certificates of Good Standing.  The Agent shall have
                   -----------------------------
received long-form certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization and each other jurisdiction reasonably requested by the Agent and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

             (iv)  Opinions of Counsel.  The Agent shall have received favorable
                   -------------------
opinions of counsel to the Borrower and Subsidiary Guarantors addressed to the Agent and the Lenders with respect to the Borrower, the Subsidiary Guarantors, the Loan Documents and such other matters as the Lenders shall request.

             (v)   Tax Forms. The Agent shall have received copies of the United
                   ---------
States Internal Revenue Service forms required by Section 4.11(e) hereof.

          (c)    Consents; Defaults.
                 ------------------

             (i)  Governmental and Third Party Approvals. All necessary
                  --------------------------------------
approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition shall have been obtained.

             (ii) No Injunction, Etc.  No action, proceeding,
                  ------------------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, the other Loan Documents, the Acquisition or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

             (iii)  No Event of Default.  No Default or Event of Default shall
                    -------------------
have occurred and be continuing.

             (d)    Financial Matters.
                    -----------------

                 (i)    Financial Statements. The Agent shall have received the
                        --------------------
most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, prepared in accordance with GAAP. Without limitation of the foregoing, the Agent and each Lender shall have received audited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1996 and unaudited financial statements for the Borrower and its Subsidiaries for the six month period ending June 30, 1997.

                 (ii)   Financial Condition Certificate. The Borrower shall have
                        -------------------------------
delivered to the Agent a certificate, in form and substance satisfactory to the Agent, and certified by the chief executive officer or chief financial officer of the Borrower, that (A) the Borrower and each of its Subsidiaries are each Solvent, (B) attached thereto is a pro forma balance sheet of the Borrower and
                                   --- -----
its Subsidiaries setting forth on a pro forma basis the financial condition of
                                    --- -----
the Borrower and its Subsidiaries on a Consolidated basis as of the Closing Date and reflecting on a pro forma basis the effect of the transactions contemplated
                    --- -----
herein (including the Acquisition), including all fees and expenses in connection therewith, evidencing compliance on a pro forma basis with the
                                                 --- -----
covenants contained in Articles IX and X hereof and calculating on a pro forma
                                                                     --- -----
basis the Applicable Margin pursuant to Section 4.1(c), representing the good faith estimates and calculations of the Borrower and senior management as to the financial information contained therein and (C) attached thereto are the financial projections previously delivered to the Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein.

                 (iii)  Payment at Closing. There shall have been paid by the
                        ------------------
Borrower to the Agent and the Lenders the fees set forth or referenced in
Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), with respect to which the Borrower has received a statement in reasonable detail at least one Business Day prior to the Closing Date, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (e)  Acquisition Agreement.  The Borrower shall have delivered to the Agent
          ---------------------
a true, correct and complete copy of the Acquisition Agreement.

     (f)  Miscellaneous.
          -------------

          (i)    Notice of Borrowing.  The Agent shall have received a Notice of
                 -------------------
Borrowing from the Borrower in accordance with Section 2.2(a), and a written notice in the form attached hereto as Exhibit E (a "Notice of Account
                                      ---------
Designation") specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

          (ii)   Proceedings and Documents. All opinions, certificates and other
                 -------------------------
instruments and all proceedings in connection with the transactions contemplated by this Agreement (including the Acquisition) shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the Acquisition and the taking of all actions in connection therewith.

          (iii)  Due Diligence and Other Documents. The Borrower shall have
                 ---------------------------------
delivered to the Agent such other documents, certificates and opinions as the Agent reasonably requests, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

     SECTION 5.3    Conditions to All Loans and Letters of Credit. The
                    ---------------------------------------------
obligations of the Lenders to make any Loan or issue any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

          (a)   Continuation of Representations and Warranties.  The
                ----------------------------------------------
representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (b)   No Existing Default.  No Default or Event of
                -------------------

Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.


                                 ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                ----------------------------------------------


          SECTION 6.1   Representations and Warranties. To induce the Agent to
                        ------------------------------
enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and Lenders that:

               (a)  Organization; Power; Qualification. Each of the Borrower and
                    ----------------------------------
its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a) of the Disclosure Letter.
                 ---------------

               (b)  Ownership. Each Subsidiary of the Borrower, as of the
                    ---------
Closing Date, is listed on Schedule 6.1(b) of the Disclosure Letter. The
                           ---------------
capitalization of the Borrower and its Subsidiaries, as of the Closing Date, consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b) of
                                                            ---------------
the Disclosure Letter. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower, as of the Closing Date, and the number of shares owned by each are described on Schedule 6.1(b) of the Disclosure Letter. As of
                               ---------------
the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on Schedule 6.1(b) of the Disclosure Letter.
                                     ---------------

          (c) Authorization of Agreement, Loan Documents and Borrowing.  Each of
              --------------------------------------------------------
the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower and each of its Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and by the availability of equitable remedies.

          (d) Compliance of Agreement, Loan Documents and Borrowing with Laws,
              ----------------------------------------------------------------
Etc.  The execution, delivery and performance by the Borrower and its
----
Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

          (e) Compliance with Law; Governmental Approvals.  Each of the Borrower
              -------------------------------------------
and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (f) Tax Returns and Payments.  Each of the Borrower and its
              ------------------------
Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except any nonpayment permitted under Section 8.5, the result of which could reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

          (g) Intellectual Property Matters.  Each of the Borrower and its
              -----------------------------
Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which could reasonably be expected to have a Material Adverse Effect.

          (h) Environmental Matters.  Except for matters existing on the Closing
              ---------------------
Date and set forth on Schedule 6.1(h) of the Disclosure Letter and except for
                      ---------------
matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,

          (i) The properties of the Borrower and its Subsidiaries do not contain, and to the Borrower's knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

          (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

          (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

          (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

          (i) ERISA.  Except as disclosed on Schedule 6.1(i) of the Disclosure
              -----                          ---------------
Letter:

          (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans;

          (ii) the Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3 (1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

          (j) Margin Stock.  Neither the Borrower nor any Subsidiary thereof is
              ------------
engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

          (k) Government Regulation.  Neither the Borrower nor any Subsidiary
              ---------------------
thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

          (l) Material Contracts.  Schedule 6.1(l) of the Disclosure Letter sets
              ------------------   ---------------
forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto or to the Disclosure Letter; other than as set forth in Schedule
                                                                        --------
6.1(l) of the Disclosure Letter, each Material Contract is, and after giving
------
effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in all material respects in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l) of the Disclosure Letter.
                         ---------------

          (m) Employee Relations.  Each of the Borrower and its Subsidiaries has
              ------------------
a stable work force in place and as of the Closing Date is not, except as set forth on Schedule 6.1(m) of the Disclosure Letter, party to any collective
         ---------------
bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

          (n) Burdensome Provisions.  Neither the Borrower nor any Subsidiary
              ---------------------
thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

          (o) Financial Statements.  The (i) Consolidated balance sheets of the
              --------------------
Borrower and its Subsidiaries as of December 31, 1996 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1997 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and cash flows for the periods then ended. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP, except in the case of the unaudited financial statements, for year-end adjustments and the absence of footnotes. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

          (p) No Material Adverse Change.  Since December 31, 1996, there has
              --------------------------
been no Material Adverse Effect and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (q) Solvency.  As of the Closing Date and after giving effect to each
              --------
Loan made hereunder, the Borrower and each of its Material Subsidiaries will be Solvent.

          (r) Titles to Properties.  Each of the Borrower and its Subsidiaries
              --------------------
has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 6.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

          (s) Liens.  None of the properties and assets of the Borrower or any
              -----
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

          (t) Debt and Contingent Obligations.  Schedule 6.1(t) of the
              -------------------------------   ---------------
Disclosure Letter is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries in excess of $250,000 as of the Closing Date. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

          (u) Litigation.  Except for matters existing on the Closing Date and
              ----------
set forth on Schedule 6.1(u) of the Disclosure Letter and except for matters
             ---------------
which, if adversely determined, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

          (v) Absence of Defaults.  No event has occurred or is continuing which
              -------------------
constitutes a Default or an Event of Default.

          (w) Accuracy and Completeness of Information.  All written
              ----------------------------------------
information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2      Survival of Representations and Warranties, Etc.
                      -----------------------------------------------
All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

          Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will furnish or cause to be furnished to the Agent at the Agent's Office (and, with respect to the items referred to in Sections 7.1(a) and (b) and 7.4(b), to the Lenders at their respective addresses as set forth on Schedule 1), or such other
                                                      ----------
office as may be designated by the Agent and Lenders from time to time:


          SECTION 7.1  Financial Statements and Projections.
                       ------------------------------------

          (a) Quarterly Financial Statements.  As soon as practicable and in any
              ------------------------------
event within sixty (60) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP, except for year end adjustments and the absence of footnotes, and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

          (b) Annual Financial Statements.  As soon as practicable and in any
              ---------------------------
event within one hundred (100) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Coopers & Lybrand, or other independent certified public accounting firm with nationally recognized standing, in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

          (c) Annual Business Plan and Financial Projections.  As soon as
              ----------------------------------------------
practicable and in any event within sixty (60) days after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent.

          (d) DBA Financial Statements.  As soon as practicable and in any event
              ------------------------
within ninety (90) days after the end of the fiscal year ended January 31, 1997, an audited Consolidated balance sheet of DBA and its Subsidiaries as of the close of such fiscal year and audited Consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year and prepared by BDO Seidman, LLP, or other independent certified public accounting firm with nationally recognized standing, in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by DBA or any of its Subsidiaries or with respect to accounting principles followed by DBA or any of its Subsidiaries not in accordance with GAAP.

          SECTION 7.2   Officer's Compliance Certificate. At each time financial
                        --------------------------------
statements are delivered pursuant to Sections 7.1 (a) or (b), a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").
---------

          SECTION 7.3   Accountants' Certificate. At each time financial
                        ------------------------
statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Agent for the benefit of the Lenders:

          (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

          (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

     SECTION 7.4  Other Reports.
                  -------------

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any final management report and any management responses thereto;

          (b) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission ("SEC") and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC; and

          (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request.

     SECTION 7.5  Notice of Litigation and Other Matters. Prompt (but in no
                  --------------------------------------
event later than ten (10) days after the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

          (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

          (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, which individually or together with all such other notices of violation, could reasonably be expected to have a Material Adverse Effect;

          (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

          (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

          (e) any Default or Event of Default;

          (f) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound, the result of which could reasonably be expected to have a Material Adverse Effect; and

          (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     SECTION 7.6  Accuracy of Information. All written information, reports,
                  -----------------------
statements and other papers and data furnished by or on behalf of the Borrower to the Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.


                                                                    ARTICLE VIII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 8.1  Preservation of Corporate Existence and Related Matters.
                  -------------------------------------------------------
Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

     SECTION 8.2  Maintenance of Property. Protect and preserve all properties
                  -----------------------
useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.3  Insurance. Maintain insurance with financially sound and
                  ---------
reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request a detailed list of the material policies of insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 8.4  Accounting Methods and Financial Records. Maintain a system of
                  ----------------------------------------
accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 8.5  Payment and Performance of Obligations. (a) Pay and perform
                  --------------------------------------
all Obligations under this Agreement and the other Loan Documents and (b) pay or perform all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property; provided, that the
                                                      --------
Borrower or such Subsidiary may contest any item described in clause (b) of this
Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 8.6  Compliance With Laws and Approvals. Observe and remain in
                  ----------------------------------
compliance in all material respects with all

Applicable Laws and maintain in full force and effect in all material respects all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 8.7  Environmental Laws. In addition to and without limiting the
                  ------------------
generality of Section 8.6, (a) comply with, and use its best efforts to ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 8.8  Compliance with ERISA. In addition to and without limiting
                  ---------------------
the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.9  Compliance With Agreements. Comply in all respects with each
                  --------------------------
material term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, that the
                                                          --------
Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 8.10 Visits and Inspections. Permit representatives of the Agent
                  ----------------------
or any Lender, from time to time, during normal business hours and upon reasonable notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 8.11 Additional Subsidiary Guarantors. Upon the creation of any
                  --------------------------------
Material Subsidiary permitted by this Agreement or upon any Subsidiary becoming a Material Subsidiary, cause to be executed and delivered to the Agent within ten (10) Business Days after the creation of such Subsidiary: (a) the Supplement attached to the Subsidiary Guaranty, executed by such new Subsidiary, (b) the closing documents and certificates required of each of the Subsidiary Guarantors pursuant to Section 5.2(b) hereof with respect to such new Subsidiary and (c) such other documents reasonably requested by the Agent in order that such new Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Subsidiary Guaranty. Upon satisfaction of the conditions set forth in this Section 8.11, such new Subsidiary shall become a Subsidiary Guarantor as if an original signatory to the Subsidiary Guaranty.

     SECTION 8.12 Further Assurances. Make, execute and deliver all such
                  ------------------
additional and further acts, things, deeds and instruments as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                  ARTICLE IX

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 9.1  Leverage Ratio. As of the end of any fiscal quarter, permit
                  --------------
the ratio of (a) the Consolidated Debt of the Borrower and its Subsidiaries as of such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed 2.50 to 1.00. For the purposes of this
Section 9.1, EBITDA for each of the fiscal quarters ending on or prior to March 31, 1997, shall be calculated on a pro forma basis to combine the EBITDA of the
                                   --- -----
Borrower and its Subsidiaries with the EBITDA of DBA and its Subsidiaries.

     SECTION 9.2  Interest Coverage Ratio. As of the end of any fiscal quarter,
                  -----------------------
permit the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period of four (4) fiscal quarters, to be less than 4.00 to 1.00; provided, that for the fiscal quarter ending September
                        --------
30, 1997, such calculation shall be made for the period of three (3) fiscal quarters ending on such date. For the purposes of this Section 9.2, EBITDA for the fiscal quarter ending on March 31, 1997, shall be calculated on a pro forma
                                                                      --- -----
basis to combine the EBITDA of the Borrower and its Subsidiaries with the EBITDA of DBA and its Subsidiaries.

     SECTION 9.3  Minimum Tangible Net Worth. Permit, at any time, Tangible Net
                  --------------------------
Worth to be less than (a) $0 plus (b) 50% of cumulative quarterly Consolidated
                             ----
Net Income (prior to the impact of non-cash charges related to the write down of intangibles) of the Borrower and its Subsidiaries commencing on July 1, 1997 (without deduction for any quarterly losses) plus (c) 50% of the net proceeds
                                             ----
received by the Borrower or any of its Subsidiaries of any public equity issuance by the Borrower or any of its Subsidiaries subsequent to the Closing Date.

                                   ARTICLE X

                              NEGATIVE COVENANTS
                              ------------------

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower has not and will not permit any of its Subsidiaries to:

     SECTION 10.1  Limitations on Debt. Create, incur, assume or suffer to
                   -------------------
exist any Debt except:

          (a) the Obligations;

          (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Agent;

          (c) Debt existing on the Closing Date, as set forth on Schedule 6.1(t)
                                                                 ---------------
of the Disclosure Letter and the renewal and refinancing (but not the increase) thereof;

          (d) Debt of the Borrower and its Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $2,000,000 on any date of determination;

          (e) purchase money Debt of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 on any date of determination;

          (f) Debt of the Borrower and its Subsidiaries owing to sellers in connection with acquisitions permitted pursuant to Section 10.4(c) in an aggregate amount not to exceed $10,000,000 on any date of determination; provided, that such Debt shall be subordinated substantially in accordance with
--------
the terms and provisions set forth on Exhibit J attached hereto and incorporated
                                      ---------
herein by reference;

          (g) intercompany Debt; provided, that the aggregate amount of Debt
                                 --------
owing from any Subsidiary which is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor shall not exceed $5,000,000 on any date of determination;

          (h) Debt of the Borrower and its Subsidiaries not otherwise permitted hereby in an aggregate amount not to exceed $1,000,000 on any date of determination; and

          (i) Debt consisting of Contingent Obligations permitted by Section
10.2;

provided, that none of the Debt permitted to be incurred by this Section shall
--------
restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 10.2  Limitations on Contingent Obligations. Create, incur, assume
                   -------------------------------------
or suffer to exist any Contingent Obligations except:

          (a) Contingent Obligations in favor of the Agent for the benefit of the Agent and the Lenders;

          (b) Contingent Obligations existing on the Closing Date and not otherwise permitted under this Section 10.2, as set forth on Schedule 6.1(t) of
                                                             ---------------
the Disclosure Letter and the renewal and refinancing (but not the increase) thereof;

          (c) Contingent Obligations with respect to Debt permitted pursuant to
Section 10.1; and

          (d) Contingent Obligations in an amount not to exceed $1,000,000 on any date of determination.

     SECTION 10.3  Limitations on Liens. Create, incur, assume or suffer to
                   --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

          (a) Liens of the Agent for the benefit of the Agent and the Lenders;

          (b) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3 of the Disclosure
                                               -------------
Letter;

          (c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

          (d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

          (e) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

          (f) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

          (g) Liens securing Debt permitted under Sections 10.1(d) and (e); provided, that (i) such Liens shall be created substantially simultaneously with
--------
the lease or acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed ninety percent (90%) of the original lease payment amount or purchase price of such property at the time it was leased or acquired;

          (h) Liens on any "margin stock" (as defined in Regulations G and U of the Board of Governors of the Federal Reserve System) owned by the Borrower or any of its Subsidiaries, to the extent that the value of such margin stock is equal to or greater than 25% of the value of the total assets of the Borrower and its Subsidiaries;

          (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (so long as the Debt secured thereby shall have been assumed and is otherwise permitted under Section 9.1 or 9.2); provided, that (i) no such Lien shall have been
                           --------
created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

          (j) leases or subleases and licenses or sublicenses granted to another Person in the ordinary course of the Borrower's business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

          (k) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.1(m);

          (l) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract in connection with arrangements entered into with banks in the ordinary course of business; and

          (m)  Liens securing Debt permitted under Section 10.1(h).

     SECTION 10.4    Limitations on Loans, Advances, Investments and
                     -----------------------------------------------
Acquisitions. Purchase, own, invest in or otherwise acquire, directly or
------------
indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

          (a) investments in Subsidiaries existing on the Closing Date or formed at any time thereafter, or acquired in compliance with clause (c) of this
Section 10.4; and the existing loans, advances and investments described on
Schedule 10.4 of the Disclosure Letter;
-------------

          (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the
                                                           --------
aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

          (c) investments by the Borrower or any of its Subsidiaries in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (including, without limitation, the Acquisition) if such acquisition meets all of the following requirements: (i) the Person whose equity interest is to be acquired shall be or, as a result of such acquisition shall become, a Wholly-Owned Subsidiary of the Borrower and no Change in Control shall have been effected thereby, (ii) the Person whose equity interest is to be acquired shall engage in a business or the assets being acquired are to be used in a business described in Section 10.11, (iii) evidence of approval of the acquisition by the board of directors or equivalent governing body of the acquired Person, including, without limitation, resolutions duly adopted by the board of directors or equivalent governing body of the acquired Person authorizing the acquisition and the execution, delivery and performance of any transactions contemplated thereby, shall have been delivered to the Agent, (iv) the Borrower shall have demonstrated pro forma compliance with each covenant
                                     --- -----
contained in Articles VIII, IX and X hereof prior to consummating the acquisition and no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (v) a description of the acquisition and the governing documentation shall have been delivered to the Agent at least fifteen (15) Business Days prior to the consummation of the acquisition and a copy of the final governing documentation shall be delivered within a reasonable time after the acquisition, (vi) the Borrower shall comply and cause each of its Subsidiaries to comply with Section
8.11 and (vii) the fair market value of all consideration paid (including, without limitation, cash consideration paid, Debt assumed and the value of any stock transferred in any "pooling of interests" or otherwise) in connection with all such acquisitions in the aggregate shall not exceed $50,000,000 in any Fiscal Year;

          (d) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time; and

          (e) investments by the Borrower (i) pursuant to its investment policy in effect on the Closing Date and attached hereto as Exhibit I, as amended from
                                                     ---------
time to time with the consent of the Required Lenders, (ii) in publicly traded common stock and (iii) in non-publicly traded common stock or investment funds;

provided, that (A) aggregate investments (calculated on a cost basis) pursuant
--------
to this clause (e) (except as set forth in the last sentence of this clause (e)) shall not exceed $20,000,000 on any date of determination, (B) aggregate investments (calculated on a cost basis) pursuant to subclauses (ii) and (iii) of this clause (e) (except as set forth in the last sentence of this clause (e)) shall not exceed $12,000,000 on any date of determination, (C) aggregate investments (calculated on a cost basis) pursuant to subclause (iii) of this clause (e) shall not exceed $4,000,000 on any date of determination and (D) investments pursuant to subclauses (ii) and (iii) of this clause (e) shall be in Persons engaged in a business described in Section 10.11. Notwithstanding the foregoing and in addition to the investments permitted above, at any time prior to December 31, 1997, the Borrower may have aggregate investments not to exceed $18,000,000 (calculated on a cost basis) in publicly traded stock of a company disclosed to the Lenders; provided, that at any time during such period that the
                          --------
Borrower has any such investments, (1) the aggregate investments (calculated on a cost basis) permitted pursuant to subclause (A) above shall not exceed $16,000,000 on any date of determination and (2) the aggregate investments (calculated on a cost basis) permitted pursuant to subclauses (B) above shall not exceed $8,000,000 on any date of determination.

     SECTION 10.5    Limitations on Mergers and Liquidation. Merge, consolidate
                     --------------------------------------
or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

          (a) any Subsidiary of the Borrower may merge with or wind-up into the Borrower or any Subsidiary Guarantor; and

          (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c); provided, that the surviving entity shall be or
                              --------
become a Subsidiary Guarantor.

     SECTION 10.6    Limitations on Sale of Assets. Convey, sell, lease, assign,
                     -----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

          (a)  the sale of inventory in the ordinary course of business;

          (b) the sale of obsolete assets or assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

          (c) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to Section 10.5;

          (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) transfers consisting of the granting of non-exclusive licenses and similar arrangements for the use of the property of the Borrower and its Subsidiaries in the ordinary course of business;

          (f) transfers constituting investments permitted under Section 10.4 or the liquidation of such investments (except to the extent that any such liquidation is prohibited pursuant to Section 10.5);

          (g) transfers from any Subsidiary to any other Subsidiary or the Borrower; and

          (h) other transfers not otherwise permitted by this Section 10.6 not exceeding an amount equal to five percent (5%) of Consolidated Tangible Net Worth (calculated as of the end of the Fiscal Year most recently ended) in any Fiscal Year.

     SECTION 10.7    Limitations on Dividends and Distributions. Declare or pay
                     ------------------------------------------
any dividends upon of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock; provided, that:
               --------

          (a) the Borrower and its Subsidiaries may pay cash dividends or redeem capital stock, in an aggregate amount during any period of four (4) fiscal quarters not to exceed the lesser of: (i) $5,000,000 or (ii) 25% of the Consolidated Net Income of the Borrower and its Subsidiaries for such period of four (4) fiscal quarters;

          (b) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock; and

          (c) any Subsidiary may pay dividends to the Borrower or any Subsidiary.

     SECTION 10.8    Transactions with Affiliates. To the extent not otherwise
                     ----------------------------
expressly permitted herein, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.9    Certain Accounting Changes. Change its Fiscal Year end, or
                     --------------------------
make any change in its accounting treatment and reporting practices except as required or permitted by GAAP.

     SECTION 10.10   Restrictive Agreements. Enter into any Debt which contains
                     ----------------------
any negative pledge on assets other than the assets or properties securing such Debt or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

     SECTION 10.11   Conduct of Business. Not engage in any material line of
                     -------------------
business substantially different from those businesses in which it engages as of the Closing Date, or lines of business reasonably related or incidental thereto.


                                  ARTICLE XI

                             DEFAULT AND REMEDIES
                             --------------------


     SECTION 11.1    Events of Default. Each of the following shall constitute
                     -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

          (a)  Default in Payment of Principal of Loans and Reimbursement
               ----------------------------------------------------------
Obligation.  The Borrower shall default in any payment of principal of any Loan,
----------
Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

          (b)  Other Payment Default.  The Borrower shall default in the payment
               ---------------------
when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

          (c)  Misrepresentation.  Any representation or warranty made or deemed
               -----------------
to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

          (d)  Default in Performance of Certain Covenants.  The Borrower shall
               -------------------------------------------
default in the performance or observance of any covenant or agreement contained in Sections 7.2, 7.5(e) or Articles IX or X of this Agreement.

          (e)  Default in Performance of Other Covenants and Conditions.  The
               --------------------------------------------------------
Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Agent.

          (f)  Debt Cross-Default. The Borrower or any of its Subsidiaries shall
               ------------------
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

          (g)  Other Cross-Defaults.  The Borrower or any of its Subsidiaries
               --------------------
shall default in the payment when due (the aggregate outstanding amount of which past due payments are in excess of $2,000,000) under any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

          (h)  Change in Control.  Any person or group of persons (within the
               -----------------
meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the common stock or thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower (any such event, a "Change in Control").

          (i)  Voluntary Bankruptcy Proceeding.  The Borrower or any Subsidiary
               -------------------------------
thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

          (j)  Involuntary Bankruptcy Proceeding.  A case or other proceeding
               ---------------------------------
shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (k)  Failure of Agreements.  Any provision of the Subsidiary Guaranty
               ---------------------
shall for any reason cease to be valid and binding on the Subsidiary Guarantors party thereto or any such Person shall so state in writing, other than in accordance with the express terms thereof.

          (l)  Termination Event. The occurrence of any of the following events:
               -----------------
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding

$1,000,000.

          (m)  Judgment.  A judgment or order for the payment of money which
               --------
causes the aggregate amount of all such judgments to exceed $1,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     SECTION 11.2    Remedies. Upon the occurrence of an Event of Default, with
                     --------
the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower:

          (a)  Acceleration; Termination of Facilities. Declare the principal of
               ---------------------------------------
and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents and all other Obligations (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence
                                            --------
of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

          (b)  Letters of Credit.  With respect to all Letters of Credit with
               -----------------
respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

          (c)  Rights of Collection.  Exercise on behalf of the
               --------------------

Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 11.3    Rights and Remedies Cumulative; Non-Waiver; etc. The
                     -----------------------------------------------
enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



                                  ARTICLE XII

                                   THE AGENT
                                   ---------

     SECTION 12.1    Appointment. Each of the Lenders hereby irrevocably
                     -----------
designates and appoints First Union as Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

     SECTION 12.2    Delegation of Duties. The Agent may execute any of its
                     --------------------
respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

     SECTION 12.3    Exculpatory Provisions. Neither the Agent nor any of its
                     ----------------------
officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 12.4    Reliance by the Agent. The Agent shall be entitled to rely,
                     ---------------------
and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 12.5    Notice of Default. The Agent shall not be deemed to have
                     -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the
                                             --------
Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 12.6    Non-Reliance on the Agent and Other Lenders. Each Lender
                     -------------------------------------------
expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 12.7    Indemnification. The Lenders agree to indemnify the Agent
                     ---------------
in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 12.8    The Agent in Its Individual Capacity. The Agent and its
                     ------------------------------------
respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     SECTION 12.9    Resignation of the Agent; Successor Agent. Subject to the
                     -----------------------------------------
appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed), to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed), appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     SECTION 13.1    Notices.
                     -------

          (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

          (b)  Addresses for Notices.  Notices to any party shall be sent to it
               ---------------------
at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:                 American Business Information, Inc.
                                    5711 So. 86th Circle
                                    P.O. Box 27347
                                    Omaha, Nebraska 68127-0347
                                    Attention: Mr. Jon H. Wellman
                                               Mr. Eric Groves
                                    Telephone No.: (402) 596-8900
                                    Telecopy No.:  (402) 339-0265

With copies to:                     Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attention: Francis S. Currie
                                    Telephone: (415) 493-9300
                                    Telecopy:  (415) 496-4006


If to First Union as
Agent:                              First Union National Bank
                                    One First Union Center, TW-10
                                    301 South College Street
                                    Charlotte, North Carolina
                                    28288-0608
                                    Attention: Syndication Agency
                                    Services
                                    Telephone No.: (704) 383-0281
                                    Telecopy No.: (704) 383-0288


With copies to:                     First Union National Bank
                                    One First Union Center, DC-5
                                    301 South College Street
                                    Charlotte, North Carolina
                                    28288
                                    Attention: Doug Sleeper
                                    Telephone No.: (704) 374-4367
                                    Telecopy No.: (704) 374-2802


If to any Lender:                   To the Address set forth on
                                    Schedule 1 hereto
                                    ----------


          (c)  Agent's Office. The Agent hereby designates its office located at
               --------------
the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 13.2    Expenses; Indemnity. The Borrower will, within thirty (30)
                     -------------------
days after demand, (a) pay all reasonable out-of-pocket expenses of the Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any other

Loan Document, including without limitation reasonable fees and disbursements of counsel for the Agent, (b) pay all out-of-pocket expenses of the Agent and each Lender in connection with the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 13.3   Set-off. In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     SECTION 13.4   Governing Law. This Agreement, the Notes and the other Loan
                    -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 13.5   Consent to Jurisdiction. The Borrower hereby
                    -----------------------
irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.



     SECTION 13.6   Binding Arbitration; Waiver of Jury Trial.
                    -----------------------------------------

          (a) Binding Arbitration.  Upon demand of any party, whether made
              -------------------
before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules
                                           -- ---
shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

          (b) Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT,
              ----------
EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

          (c) Preservation of Certain Remedies.  Notwithstanding the preceding
              --------------------------------
binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 13.7   Reversal of Payments. To the extent the Borrower makes a
                    --------------------
payment or payments to the Agent, for the benefit of itself or the Lenders, or the Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

     SECTION 13.8   Punitive Damages. The Agent, Lenders and Borrower (on behalf
                    ----------------
of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 13.9   Accounting Matters. All financial and accounting
                    ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.


     SECTION 13.10  Successors and Assigns; Participations.
                    --------------------------------------

          (a) Benefit of Agreement.  This Agreement shall be binding upon and
              --------------------
inure to the benefit of the Borrower, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Assignment by Lenders.  Each Lender may, with the  consent of the
              ---------------------
Agent and the Borrower, which consents shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided, that:
                           --------

            (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

           (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000 and the Commitment so retained shall not be less than $5,000,000;

          (iii)  the parties to each such assignment shall
execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto
                                                      ---------
(an "Assignment and Acceptance") , together with any Note or Notes subject to such assignment;

           (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

            (v) the assigning Lender shall pay to the Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided, that no such fee shall be payable upon any assignment by a Lender to
--------
an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

          (c) Rights and Duties Upon Assignment.  By executing and delivering an
              ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

          (d) Register.  The Agent shall maintain a copy of each Assignment and
              --------
Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Issuance of New Notes.  Upon its receipt of an Assignment and
              ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
                                              ---------

            (i)  accept such Assignment and Acceptance;

           (ii)  record the information contained therein in the Register;

          (iii)  give prompt notice thereof to the Lenders and the Borrower; and

           (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

          (f) Participations.  Each Lender may sell participations to one or
              --------------
more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided, that:
                                                --------

            (i) each such participation shall be in an amount not less than $3,000,000;

           (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

           (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

            (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

           (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or release any Subsidiary Guarantor; and

          (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

          (g) Disclosure of Information; Confidentiality.  The Agent and the
              ------------------------------------------
Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed
--------
assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

          (h) Certain Pledges or Assignments.  Nothing herein shall prohibit any
              ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 13.11  Amendments, Waivers and Consents. Except as set forth below,
                    --------------------------------
any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) increase
              --------
the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) release any Subsidiary Guarantor or (f) amend the provisions of this Section 13.11 or the definition of

Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XII shall be made without the written consent of the Agent.

     SECTION 13.12  Performance of Duties. The Borrower's obligations under this
                    ---------------------
Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 13.13  All Powers Coupled with Interest. All powers of attorney and
                    --------------------------------
other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 13.14  Survival of Indemnities. Notwithstanding any termination of
                    -----------------------
this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before; provided, that those indemnities set forth in
                               --------
Sections 4.8 through 4.11 shall terminate ninety (90) days following the termination of this Agreement.

     SECTION 13.15  Titles and Captions. Titles and captions of Articles,
                    -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.16  Severability of Provisions. Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.17  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.18  Term of Agreement. This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this

Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.



[CORPORATE SEAL]                      AMERICAN BUSINESS INFORMATION, INC.



                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------


                                      FIRST UNION NATIONAL BANK, as Agent
                                      and Lender


                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------


                                      FLEET BANK, N.A., as Lender


                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------


                                      COMERICA BANK, as Lender


                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------


                                      FIRST BANK, N.A., as Lender


                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                      SCHEDULE 1: LENDERS AND COMMITMENTS

                                                          COMMITMENT
                                                        AND COMMITMENT
LENDER                                                    PERCENTAGE
------                                                    ----------
First Union National Bank                                $47,500,000
One First Union Center, TW-10                                      47.50%
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telephone No.: (704) 383-0281
Telecopy No.: (704) 382-0288

First Union National Bank
One First Union Center, DC-5
301 South College Street
Charlotte, North Carolina
28288
Attention: Doug Sleeper
Telephone No.: (704) 374-4367
Telecopy No.: (704) 374-2802

Fleet Bank                                               $20,000,000
208 Harristown Road                                                20.00%
Glenn Rock, NJ 07452
Attention: Kathryn T. Murphy
Telephone No.: (201) 251-5317
Telecopy No.: (201) 251-5275

Comerica Bank                                                $17,500,000
500 Woodward Ave.                                                 17.50%
Mail Code 3269
Detroit, MI 48226
Attention: David L. Morrison
Telephone No.: (313) 222-3808
Telecopy No.: (313) 222-9516

First Bank, N.A.                                             $15,000,000
5332 S. 138th Street                                         15.00%
Omaha, NE 68137
Attention: Steve Adams
Telephone No.: (402) 233-7163
Telecopy No.: (402) 233-7168

================================================================================


                     AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of August 29, 1997,

                                 by and among


                     AMERICAN BUSINESS INFORMATION, INC.,

                                 as Borrower,



                        the Lenders referred to herein,

                                      and

                          FIRST UNION NATIONAL BANK,
                                   as Agent



================================================================================

                             TABLE OF CONTENTS                       PAGE
ARTICLE I.............................................................  1

                   DEFINITIONS........................................  1
                   -----------
     SECTION 1.1   Definitions........................................  1
                   -----------
     SECTION 1.2   General............................................ 13
                   -------
     SECTION 1.3   Other Definitions and Provisions................... 13
                   --------------------------------

ARTICLE II............................................................ 14

                   REVOLVING CREDIT FACILITY.......................... 14
                   -------------------------
     SECTION 2.1   Revolving Credit Loans............................. 14
                   ----------------------
     SECTION 2.2   Procedure for Advances of Loans.................... 14
                   -------------------------------
     SECTION 2.3   Repayment of Loans................................. 15
                   ------------------
     SECTION 2.4   Revolving Credit Notes............................. 15
                   ----------------------
     SECTION 2.5   Permanent Reduction of the Aggregate..................
                   ------------------------------------
     SECTION 2.6   Termination of Credit Facility..................... 16
                   ------------------------------
     SECTION 2.7   Use of Proceeds.................................... 17
                   ---------------

ARTICLE III........................................................... 17

                   LETTER OF CREDIT FACILITY.......................... 17
                   -------------------------
     SECTION 3.1   L/C Commitment..................................... 17
                   --------------
     SECTION 3.2   Procedure for Issuance of Letters of..................
                   ------------------------------------
     SECTION 3.3   Commissions and Other Charges...................... 18
                   -----------------------------
     SECTION 3.4   L/C Participations................................. 18
                   ------------------
     SECTION 3.5   Reimbursement Obligation of the.......................
                   -------------------------------
     SECTION 3.6   Obligations Absolute............................... 20
                   --------------------
     SECTION 3.7   Effect of Application.............................. 21
                   ---------------------

ARTICLE IV............................................................ 21

                   GENERAL LOAN PROVISIONS............................ 21
                   -----------------------
     SECTION 4.1   Interest........................................... 21
                   --------
     SECTION 4.2   Notice and Manner of Conversion or....................
                   ----------------------------------
     SECTION 4.3   Fees............................................... 25
                   ----
     SECTION 4.4   Manner of Payment.................................. 25
                   -----------------
     SECTION 4.5   Crediting of Payments and Proceeds................. 26
                   ----------------------------------
     SECTION 4.6   Adjustments........................................ 26
                   -----------
     SECTION 4.7   Nature of Obligations of Lenders......................
                   --------------------------------
     SECTION 4.8   Changed Circumstances.............................. 27
                   ---------------------
     SECTION 4.9   Indemnity.......................................... 30
                   ---------
     SECTION 4.10  Capital Requirements............................... 30
                   --------------------
     SECTION 4.11  Taxes.............................................. 31
                   -----
     SECTION 4.12  Affected Lenders................................... 33
                   ----------------
     SECTION 4.13  Similarly Situated Loans........................... 33
                   ------------------------

ARTICLE V............................................................. 33

                   CLOSING; CONDITIONS OF CLOSING AND BORROWING....... 33
                   --------------------------------------------
     SECTION 5.1   Closing............................................ 33
                   -------


     SECTION 5.2   Conditions to Closing and Initial.....................
                   ---------------------------------
     SECTION 5.3   Conditions to All Loans and Letters of................
                   --------------------------------------

ARTICLE VI............................................................ 37

                   REPRESENTATIONS AND WARRANTIES OF THE.................
                   -------------------------------------
     SECTION 6.1   Representations and Warranties..................... 37
                   ------------------------------
     SECTION 6.2   Survival of Representations and.......................
                   -------------------------------

ARTICLE VII........................................................... 45

                   FINANCIAL INFORMATION AND NOTICES.................. 45
                   ---------------------------------
     SECTION 7.1   Financial Statements and Projections............... 45
                   ------------------------------------
     SECTION 7.2   Officer's Compliance Certificate................... 47
                   --------------------------------
     SECTION 7.3   Accountants' Certificate........................... 47
                   ------------------------
     SECTION 7.4   Other Reports...................................... 47
                   -------------
     SECTION 7.5   Notice of Litigation and Other Matters............. 48
                   --------------------------------------
     SECTION 7.6   Accuracy of Information............................ 49
                   -----------------------

ARTICLE VIII.......................................................... 49

                   AFFIRMATIVE COVENANTS.............................. 49
                   ---------------------
     SECTION 8.1   Preservation of Corporate Existence and...............
                   ---------------------------------------
     SECTION 8.2   Maintenance of Property............................ 49
                   -----------------------
     SECTION 8.3   Insurance.......................................... 49
                   ---------
     SECTION 8.4   Accounting Methods and Financial......................
                   --------------------------------
     SECTION 8.5   Payment and Performance of Obligations............. 50
                   --------------------------------------
     SECTION 8.6   Compliance With Laws and Approvals................. 50
                   ----------------------------------
     SECTION 8.7   Environmental Laws................................. 50
                   ------------------
     SECTION 8.8   Compliance with ERISA.............................. 51
                   ---------------------
     SECTION 8.9   Compliance With Agreements......................... 51
                   --------------------------
     SECTION 8.10  Visits and Inspections............................. 51
                   ----------------------
     SECTION 8.11  Additional Subsidiary Guarantors................... 51
                   --------------------------------
     SECTION 8.12  Further Assurances................................. 52
                   ------------------

ARTICLE IX............................................................ 52

                   FINANCIAL COVENANTS................................ 52
                   -------------------
     SECTION 9.1   Leverage Ratio..................................... 52
                   --------------
     SECTION 9.2   Interest Coverage Ratio............................ 52
                   -----------------------
     SECTION 9.3   Minimum Tangible Net Worth......................... 52
                   --------------------------

ARTICLE X............................................................. 53

                   NEGATIVE COVENANTS................................. 53
                   ------------------
     SECTION 10.1  Limitations on Debt................................ 53
                   -------------------
     SECTION 10.2  Limitations on Contingent Obligations.............. 54
                   -------------------------------------
     SECTION 10.3  Limitations on Liens............................... 54
                   --------------------
     SECTION 10.4  Limitations on Loans, Advances,.......................
                   -------------------------------
     SECTION 10.5  Limitations on Mergers and Liquidation............. 58
                   --------------------------------------
     SECTION 10.6  Limitations on Sale of Assets...................... 58
                   -----------------------------
     SECTION 10.7  Limitations on Dividends and..........................
                   ----------------------------
     SECTION 10.8  Transactions with Affiliates....................... 59
                   ----------------------------


     SECTION 10.9   Certain Accounting Changes........................ 59
                    --------------------------
     SECTION 10.10  Restrictive Agreements............................ 59
                    ----------------------
     SECTION 10.11  Conduct of Business............................... 60
                    -------------------

ARTICLE XI............................................................ 60

                    DEFAULT AND REMEDIES.............................. 60
                    --------------------
     SECTION 11.1   Events of Default................................. 60
                    -----------------
     SECTION 11.2   Remedies.......................................... 62
                    --------
     SECTION 11.3   Rights and Remedies Cumulative; Non-.................
                    ------------------------------------

ARTICLE XII........................................................... 64

                    THE AGENT......................................... 64
                    ---------
     SECTION 12.1   Appointment....................................... 64
                    -----------
     SECTION 12.2   Delegation of Duties.............................. 64
                    --------------------
     SECTION 12.3   Exculpatory Provisions............................ 64
                    ----------------------
     SECTION 12.4   Reliance by the Agent............................. 65
                    ---------------------
     SECTION 12.5   Notice of Default................................. 65
                    -----------------
     SECTION 12.6   Non-Reliance on the Agent and Other..................
                    -----------------------------------
     SECTION 12.7   Indemnification................................... 66
                    ---------------
     SECTION 12.8   The Agent in Its Individual Capacity.............. 67
                    ------------------------------------
     SECTION 12.9   Resignation of the Agent; Successor..................
                    -----------------------------------

ARTICLE XIII.......................................................... 67

                    MISCELLANEOUS..................................... 67
                    -------------
     SECTION 13.1   Notices........................................... 67
                    -------
     SECTION 13.2   Expenses; Indemnity............................... 69
                    -------------------
     SECTION 13.3   Set-off........................................... 70
                    -------
     SECTION 13.4   Governing Law..................................... 70
                    -------------
     SECTION 13.5   Consent to Jurisdiction........................... 70
                    -----------------------
     SECTION 13.6   Binding Arbitration; Waiver of Jury..................
                    -----------------------------------
     SECTION 13.7   Reversal of Payments.............................. 72
                    --------------------
     SECTION 13.8   Punitive Damages.................................. 72
                    ----------------
     SECTION 13.9   Accounting Matters................................ 72
                    ------------------
     SECTION 13.10  Successors and Assigns; Participations............ 73
                    --------------------------------------
     SECTION 13.11  Amendments, Waivers and Consents.................. 76
                    --------------------------------
     SECTION 13.12  Performance of Duties............................. 76
                    ---------------------
     SECTION 13.13  All Powers Coupled with Interest.................. 76
                    --------------------------------
     SECTION 13.14  Survival of Indemnities........................... 76
                    -----------------------
     SECTION 13.15  Titles and Captions............................... 76
                    -------------------
     SECTION 13.16  Severability of Provisions........................ 77
                    --------------------------
     SECTION 13.17  Counterparts...................................... 77
                    ------------
     SECTION 13.18  Term of Agreement................................. 77
                    -----------------

EXHIBITS

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Prepayment
Exhibit D - Form of Notice of Conversion/Continuation
Exhibit E - Form of Notice of Account Designation
Exhibit F - Form of Officer's Certificate
Exhibit G - Form of Assignment and Acceptance
Exhibit H - Form of Subsidiary Guaranty
Exhibit I - Investment Policy
Exhibit J - Subordination Terms


  SCHEDULES TO THIS AGREEMENT

Schedule 1        -    Lenders and Commitments

DISCLOSURE LETTER SCHEDULES

Schedule 6.1(a)        -    Jurisdictions of Organization and
                            Qualification
Schedule 6.1(b)        -    Subsidiaries and Capitalization
Schedule 6.1(h)        -    Environmental Matters
Schedule 6.1(i)        -    ERISA Plans
Schedule 6.1(l)        -    Material Contracts
Schedule 6.1(m)        -    Labor and Collective Bargaining
                            Agreements
Schedule 6.1(t)        -    Debt and Contingent Obligations
Schedule 6.1(u)        -    Litigation
Schedule 10.3          -    Existing Liens
Schedule 10.4          -    Existing Loans, Advances and
                            Investments

                                   EXHIBIT A
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                  AMENDED AND RESTATED REVOLVING CREDIT NOTE
                  ------------------------------------------


This is one of a series of notes which amend and restate but do not extinguish
------------------------------------------------------------------------------
the obligations under those certain Revolving Credit Notes executed in
----------------------------------------------------------------------
connection with the Credit Agreement dated as of February 14, 1997 by and among
-------------------------------------------------------------------------------
the Borrower, the Lenders party thereto and First Union National Bank (formerly
-------------------------------------------------------------------------------
known as First Union National Bank of North Carolina), as Agent.
----------------------------------------------------------------

$___________                                                    __________, ____

          FOR VALUE RECEIVED, the undersigned, AMERICAN BUSINESS INFORMATION, INC., a corporation organized under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of _______________________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to ______________________ Dollars ($___________), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of the Credit Agreement.

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of August __, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower, the lenders (including the Bank) party thereto (the "Lenders") and First Union National Bank, as Agent. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

          The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

          Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

          THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA

AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.


          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.


                                       AMERICAN BUSINESS INFORMATION, INC.

[CORPORATE SEAL]

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                   EXHIBIT B
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent


                              NOTICE OF BORROWING
                              -------------------


First Union National Bank, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

          This irrevocable Notice of Borrowing is delivered to you under Section
2.2 (a) of the Amended and Restated Credit Agreement dated as of August 29, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among American Business Information, Inc. ("the Borrower"), the lenders party thereto (the "Lenders"), and First Union National Bank, as Agent.

          1. The Borrower hereby requests that the Lenders make a Loan in the aggregate principal amount of $___________ (the "Loan")./1/

          2. The Borrower hereby requests that the Loan be made on the following Business Day: _____________________./2/

          3. The Borrower hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:
                         ----



----------------------
/1/ Complete with an amount in accordance with Section 2.2 of the Credit Agreement.

/2/ Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement.

                                                    Termination
                                                    Date for
                                                    Interest
Principal                                           Period
Component of         Interest   Interest Period     (if
Loan                 Rate       (if applicable)     applicable)
------------         ------     ---------------     -----------


          4. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

          5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

          6. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing this ____ day of _______, ____.


                                       AMERICAN BUSINESS INFORMATION, INC.



                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                   EXHIBIT C
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                             NOTICE OF PREPAYMENT
                             --------------------

First Union National Bank, as Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:

          This irrevocable Notice of Prepayment is delivered to you by American Business Information, Inc., a corporation organized under the laws of Delaware (the "Borrower"), under Section 2.3(c) of the Amended and Restated Credit Agreement dated as of August 29, 1997, as amended, restated or otherwise modified (the "Credit Agreement"), by and among the Borrower, the Lenders party thereto, and First Union National Bank, as Agent.

          1. The Borrower hereby provides notice to the Agent that the Borrower shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:
____________________./3/

          2. The Borrower shall repay the above referenced Loans on the following Business Day: _______________./4/

          3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.


-----------------
/3/ Complete with an amount in accordance with Section 2.3 of the Credit Agreement.

/4/ Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this ____ day of _______, 19__.


                                       AMERICAN BUSINESS INFORMATION, INC.
[CORPORATE SEAL]

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                   EXHIBIT D
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------


First Union National Bank, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

          This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Amended and Restated Credit Agreement dated as of August 29, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among American Business Information, Inc. ("the Borrower"), the lenders party thereto (the "Lenders"), and First Union National Bank, as Agent.

     1. This Notice of Conversion/Continuation is submitted for the purpose of: (Complete applicable information.)

     (a) [Converting] [continuing] a _____________ Loan [into] [as] a _____________ Loan./1/

     (b) The aggregate outstanding principal balance of such Loan is $_______________.

     (c) The last day of the current Interest Period for such Loan is ______________./2/

     (d) The principal amount of such Loan to be [converted] [continued] is $_______________./3/

     (e) The requested effective date of the [conversion] [continuation] of such Loan is _______________./4/

     (f) The requested Interest Period applicable to the [converted] [continued] Loan is _______________./5/

     2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

     3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this ____ day of __________, 19__.


                         AMERICAN BUSINESS INFORMATION, INC.



                         By:
                             -----------------------------------
                           Name:
                                --------------------------------
                           Title:
                                  ------------------------------


1. Delete the bracketed language and insert "Base Rate" or "LIBOR Rate", as applicable, in each blank.

2.  Insert applicable date for any LIBOR Rate Loan being converted or continued.

3.  Complete with an amount in compliance with Section 3.2 of the Credit
    Agreement.

4. Complete with a Business Day at least three (3) Business Days after the date of this Notice.

5.  Complete for any LIBOR Rate Loan with an Interest Period in compliance with
     Section 3.1(b) of the Credit Agreement.

                                 EXHIBIT E
                                 ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                         NOTICE OF ACCOUNT DESIGNATION
                         -----------------------------

                              Dated: ____________


First Union National Bank, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

          This Notice of Account Designation is delivered to you by American Business Information, Inc. (the "Borrower"), a corporation organized under the laws of Delaware, under Section 5.2(e)(ii) of the Amended and Restated Credit Agreement dated as of August 29, 1997 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Borrower, the Lenders party thereto, and First Union National Bank, as Agent.

          The Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                                 [Insert name of bank/
                                 ABA Routing Number/
                                 and Account Number]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ____ day of _______, 19__.



[CORPORATE SEAL]                           AMERICAN BUSINESS INFORMATION, INC.



                                    By:
                                        -----------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                   EXHIBIT F
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent


                       OFFICER'S COMPLIANCE CERTIFICATE
                       --------------------------------


          The undersigned, on behalf of American Business Information, Inc., a corporation organized under the laws of Delaware (the "Borrower"), hereby certifies to First Union National Bank, as Agent ("First Union"), as follows:

          1. This Certificate is delivered to you pursuant to Section 7.2 of the Amended and Restated Credit Agreement dated as of August 29, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the lenders party thereto (the "Lenders"), and First Union. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

          2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

          3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, are taking and propose to take with respect thereto]].

          4.  The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Borrower and its
                                     ----------
Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrower and its
                                  ----------
Subsidiaries are in compliance with the other covenants and restrictions contained in Articles VIII and X of the Credit Agreement.



              WITNESS the following signatures as of the _____ day of _________, _____.


                      AMERICAN BUSINESS INFORMATION, INC.



                         By:
                            ---------------------------------
                           Name:
                                 ----------------------------
                           Title:
                                 ----------------------------

                                  Schedule 1
                                  ----------


A.  Leverage Ratio
    --------------


    1. Consolidated Debt of the Borrower
       and its Subsidiaries as of the
       immediately preceding fiscal
       quarter end                                 1   __________

    2. Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end

       (a)      Net Income for such
                period                             2(a) __________

       (b)      Plus: The sum of the following
                ----
                for such period to the extent
                deducted in the determination
                of such Net Income:  (i) income
                and franchise taxes, (ii)
                Interest Expense,
                (iii) amortization,
                depreciation and other
                non-cash charges (including
                amortization of goodwill,
                transaction expenses, covenants
                not to compete and other
                intangible assets) and (iv) the
                after tax effect of any and all
                charges related to the Employment
                Termination Agreements referred to
                in the DBA Acquisition Agreement and the
                "bonus pool" payments made in connection
                with the DBA Acquisition and Merger (which
                payments shall be in an amount not to
                exceed $21,500,000)                2(b) __________

          (c)  Less: any items of gain
               ----
               which were included in
               determining Net Income and
               were not realized in the
               ordinary course of business         2(c) __________

          (d)  Add lines 2(a) and 2(b) and
               subtract line 2(c)                  2(d) __________

     3.   Leverage Ratio:  Divide line 1
          by line 2(d)                             3 __________

     4.   Maximum Leverage Ratio permit-
          ted by Section 9.1 as of the
          date hereof                              2.50 to 1.0

B.   Interest Coverage Ratio
     -----------------------


     1.   Consolidated EBITDA of the Borrower and
          its Subsidiaries for the immediately
          preceding fiscal quarter

          (a)  Net Income for such
               period                              1(a) __________

          (b)  Plus: The sum of the following
               ----
               for such period to the extent
               deducted in the determination
               of such Net Income:  (i) income
               and franchise taxes, (ii)
               Interest Expense,
               (iii) amortization,
               depreciation and other
               non-cash charges (including
               amortization of goodwill,
               transaction expenses, covenants
               not to compete and other
               intangible assets) and (iv) the
               after tax effect of any and all
               charges related to the Employment
               Termination Agreements referred to
               in the DBA Acquisition Agreement and the
               "bonus pool" payments made in connection
               with the DBA Acquisition and Merger (which
               payments shall be in an amount not to
               exceed $21,500,000)                 1(b) __________

          (c)  Less: any items of gain
               ----
               which were included in
               determining Net Income and
               were not realized in the
               ordinary course of business         1(c) __________

          (d)  Add lines 1(a) and 1(b) and
               subtract line 1(c)                  1(d) __________

     2.   Interest Expense for
          such period                              2 __________

     3.   Interest Coverage Ratio:  Divide
          line 1(d) by line 2                      3 __________

     4.   Minimum Interest Coverage Ratio
          required by Section 9.2 as of
          such fiscal quarter end                    4.0 to 1.0


C.   Minimum Tangible Net Worth
     --------------------------


     1.   Actual Consolidated Tangible
          Net Worth
          as of the immediately pre-
          ceding fiscal quarter end                1 __________

     2.   Minimum Consolidated Net
          Worth:  The sum of the
          following as of the such
          fiscal quarter end

          (a)  $0                                  2(a) __________

          (b)  50% of cumulative quarterly
               Consolidated Net Income (prior
               to the impact of non-cash
               charges related to the write down
               of intangible assets) of
               the Borrower and its
               Subsidiaries as of such
               fiscal quarter end occur-
               ring after July 1, 1997
                                                   2(b) __________

          (c)  50% of the aggregate net
               proceeds of any offer-
               ing of equity capital of
               the Borrower or any of its
               Subsidiaries as of such fis-
               cal quarter end received
               after the Closing Date              2(c) __________

          (d)  Add lines 2(a), 2(b) and
               2(c)                                2(d) __________

D.   Applicable Margin
     -----------------

     1.   Leverage Ratio (from line 3 of Part A)          1 __________

     2.   Applicable Margin per Section 4.1(c)            2 __________

                                   EXHIBIT G
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent


                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                                Dated _________

     Reference is made to the Amended and Restated Credit Agreement dated as of August 29, 1997 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among American Business Information, Inc. ("the Borrower"), the lenders party thereto (the "Lenders"), and First Union National Bank, as Agent. Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

              ______________________________________ (the "Assignor") and
                                                           --------
____________________________________ (the "Assignee") agree as follows:
                                           --------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to all of the Assignor's interests, rights and obligations under the Credit Agreement and the Assignor thereby retains ____% of its interest therein (the "Retained Interest"). This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.10 of the Credit Agreement.

     2. The Assignor (a) represents that, as of the date hereof, (i) its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement and (ii) the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement are each set forth in Section 2 of
Schedule I hereto; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document; and (d) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

     Revolving Credit Note
     Payable to the Order of:               Principal Amount of Note:
     ------------------------               -------------------------

     ------------------------                      $__________

     ------------------------                      $__________

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with Section 13.10(g) of the Credit Agreement.

     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the
                                              --------------
execution of this Assignment and Acceptance, it will be delivered to the Agent for consent thereby and by the Borrower and acceptance and recording in the Register.

     5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such consents, acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


                                            ASSIGNOR

                                            ----------------------------------

                                            Commitment Percentage ____%

                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------


                                            ASSIGNEE

                                            ----------------------------------

                                            Commitment Percentage ____%

                                            By:
                                               -------------------------------
                                            Title:
                                                  ----------------------------

Acknowledged and Consented to:

AMERICAN BUSINESS INFORMATION, INC.


                                                                [CORPORATE SEAL]

By:
   ----------------------------------
   Name:
        -----------------------------
   Title:
         ----------------------------


Consented to and Accepted:

FIRST UNION NATIONAL BANK, as Agent



By:
   ----------------------------------
   Title:
         ----------------------------

                                  Schedule I
                                      to
                           Assignment and Acceptance
                           -------------------------

1.   Effective Date                              ________________, ____
     --------------

2.   Assignor's Interest
     Prior to Assignment
     -------------------

     (a)   Commitment Percentage
           of Assignor                                         _______%

     (b)   Outstanding balance
           of Assignor's Loans                             $___________

3.   Assigned Interest
     (from Section 1)                                          _______%
     -----------------

4.   Assignee's Loans
     After Effective Date
     -------------------------------
     (line 2(b) times line 3)                              $___________
                -----

5.  Retained Interest of Assignor after
     Effective Date
     -----------------------------------

6.   Assignor's Loans
     After Effective Date
     -------------------------------
     (line 2(b) times line 5)                              $___________
                -----

7.  Payment Amount                                         $___________
    --------------

8.  Payment Instructions
    --------------------

     (a)  If payable to Assignor,
     to the account of Assignor to:

     --------------------------------
     --------------------------------
     --------------------------------
     Routing No.:
                 --------------------
     Account No.:
                 --------------------
     Attn:
          ---------------------------
     Reference:
               ----------------------
     (b) If payable to Assignee, to the account
     of Assignee to:

     --------------------------------
     --------------------------------
     --------------------------------
     Routing No.:
                 --------------------
     Account No.:
                 --------------------

     Attn:
          ---------------------------
     Reference:
               ----------------------

                                   EXHIBIT H
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                          Form of Subsidiary Guaranty
                          ---------------------------

                                   EXHIBIT I
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent

                               Investment Policy
                               -----------------

                                   EXHIBIT J
                                   ---------
                                      to
                     Amended and Restated Credit Agreement
                         dated as of August 29, 1997,
                                 by and among
                     American Business Information, Inc.,
                          the Lenders party thereto,
                                      and
                          First Union National Bank,
                                   as Agent


                                   Terms of
                                   ---------
                           Subordinated Seller Notes
                           -------------------------


1.   Definitions.
     -----------

     (a) "Senior Debt" shall be defined as all Obligations (including post-petition interest) under the Credit Agreement, and any extension, renewal, refinancing or other modification thereof.

     (b) Other capitalized terms used herein have the meanings assigned thereto in the Credit Agreement.

2.   Term.  Such Debt shall mature no later than one year from the date thereof.
     ----

3.   Unsecured.  Such Debt shall be unsecured.
     ---------

4.   Limitations on Payment.
     ----------------------

     (a) Upon the occurrence of any Event of Default under the Senior Debt, no payments (by setoff or otherwise) with respect to such Debt until such Event of Default is waived or cured.

     (b) Upon insolvency or bankruptcy of maker, all Senior Debt shall first be paid in full in cash or in a manner satisfactory to the holders thereof before any payment (by setoff or otherwise) with respect to such Debt.

5.   Limitation on Remedies.  Upon the occurrence of any Event of Default under
     ----------------------
     the Senior Debt, the payee may not take any action to demand or collect, or exercise any other remedies with respect to, such Debt until the prior payment in full in cash of the Senior Debt or in a manner satisfactory to the holders thereof.

6.   Proofs of Claim, etc.  The Agent shall have the right to file proofs of
     --------------------
     claim (upon refusal of payee to do so within 30 days of written notice) on payee's behalf and to vote the claims of payee in a bankruptcy of the maker or, in lieu of such voting provision, the payee shall agree not to vote such claims in a manner inconsistent with the terms of the subordination.

7.   Improper Payments; Reinstatement.  Any payment delivered to payee in
     ---------------------------------
     violation of the subordination provisions shall be held in trust for and promptly paid over to the Agent. If any amounts received by the Agent are rescinded or returned for any reason, the subordination provisions shall be reinstated with respect thereto.

8.   Financial Covenants; Security.  No financial covenants and no collateral or
     -----------------------------
     other security except as permitted under the Credit Agreement or as approved by the Required Lenders.

9.   Additional Covenants of Payee.
     -----------------------------

     (a)   no further subordination of such Debt.

     (b) no transfers, assignments or pledges of such Debt not subject to the subordination provisions.

     (c) holders of Senior Debt may specifically enforce the subordination provisions.

     (d) payee will take such action as is requested by holders of Senior Debt to effect subordination provisions, including execution and delivery of powers of attorney upon the refusal of payee to take any action reasonably requested by the Agent.

     (e) payee will not release, modify, compromise or discharge any part of such Debt.

10.  Waivers, Releases, Amendments, etc.
     ----------------------------------

     (a) Waiver of all notices, demands and protests in connection with payments of Senior Debt which might release maker or payee from the subordination provisions.

     (b) The subordination provisions shall be given full effect regardless of any circumstance which might otherwise constitute a defense or discharge with respect thereto.

     (c) The Lenders may amend or otherwise modify the Senior Debt and take any other action thereunder without impairing the subordination.

11.  Legend.  The agreement evidencing such Debt shall contain a legend noting
     ------
     the subordination and the financial records of the payee and maker shall be marked to reflect the subordination.